Exhibit 16.1




Eisner                                        Richard A. Eisner & Company, LLP
                                              Accountants and Consultants

                                              575 Madison Avenue
                                              New York, NY 10022-2597
                                            Tel  212.355.1700  Fax 212.355.2414
                                              Www.eisnerllp.com

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Financial Intranet, Inc.
         File Ref. No. 7375


We have  obtained  a copy of Form 8-K dated  November  20,  2000,  of  Financial
Intranet,   Inc.,  which  Current  Report,   includes  an  Item  4,  changes  in
Registrant's Certifying Accountant.

We agree with the statements concerning our firm, however, the third paragraph indicates that our report on our audit of financial statements of the Company for the year ended December 31, 1999 was in a manner qualified. Our report was unqualified and contained an explanatory paragraph that expressed substantial doubt about the entity's ability to continue as a going concern.

We have no knowledge of the Company's reorganization of its operations or the retention of Feldman, Sherb and Company, P.C.

Except for our review of the March 31, 2000 financial statements, we did not review or perform any audit procedures with respect to financial statements for any interim period during 2000.

Very truly yours,

/s/Richard A. Eisner & Company, LLP





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